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                                                                     EXHIBIT 3.8


                                     BYLAWS

                                       OF

                            ADVANTAGE COMPANIES, INC.


                               ARTICLE I - OFFICES

         Section 1.1. Offices. The registered office of the Corporation shall be as set forth in its Certificate of Incorporation until changed by the directors as provided by law. The Corporation may also have such offices and places of business, within or without the State of Delaware, as the Board of Directors may determine from time to time or as the business of the Corporation may require.

                                ARTICLE II - SEAL

         Section 2.1. Seal. If the Board of Directors shall adopt a seal, the corporate seal of the Corporation shall have inscribed thereon, in the outer circle, the full name of the Corporation and the word "Delaware", with the words "Corporate Seal" across the center thereof, an imprint of which seal shall then appear on the margin hereof opposite this Section 2.1.

                      ARTICLE III - STOCKHOLDERS' MEETINGS

         Section 3.1. Place. Meetings of the stockholders may be held anywhere, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors or the stockholders.

         Section 3.2. Date and Place of Annual Meeting. Unless otherwise designated by the Board of Directors, the annual meeting of the stockholders shall be held at the Corporation's registered office each year on June 9th.

         Section 3.3. Purpose of Annual Meeting. The purpose of the annual meeting shall be to elect members of the Board of Directors and to transact such other business, without limitation, as may properly come before the annual meeting.

         Section 3.4. Election of Directors. The election of directors shall be by cumulative voting, and if any stockholder so requests, such election shall be by written ballot.

         Section 3.5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the president, or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the president or the secretary whenever stockholders owning twenty-five percent (25%) of any class of capital stock issued, outstanding, and entitled to vote at such meeting so request in writing. Such request shall state the purpose or purposes of the proposed meeting.

         Section 3.6. Notice. Not less than ten nor more than 60 days before every annual or special meeting of stockholders, written or printed notice stating the time and place thereof and, if a special meeting, the purpose or purposes for which such meeting is called, shall be served upon or mailed to



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each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the books of the Corporation or, if such stockholder shall have filed with the secretary of the Corporation a written request that notices be mailed to some other address, then to the address designated in such request.

         Section 3.7. Quorum and Voting. The owners of a majority of the Corporation's issued and outstanding common stock present in person or by written proxy shall constitute a quorum. At any meeting of the stockholders, whether regular or special, each stockholder shall be entitled to one (1) vote, either in person or by written proxy, for each share of common stock registered in his name on the books of the Corporation, subject, however, to the right of the Board of Directors to fix a record date for the determination of stockholders entitled to vote at any meeting in accordance with ARTICLE VII hereof.

         Section 3.8. Waiver of Notice. Whenever written notice is required to be given to the stockholders, written waiver thereof signed by any stockholder entitled to such notice (whether, in the case of notice of a meeting, the written waiver thereof is signed before or after the meeting) shall be in all respects tantamount to notice. Attendance in person at any stockholders' meeting shall for all purposes constitute waiver of notice thereof unless the stockholder attends the meeting for the sole purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened and unless he voices his objections at the beginning of the meeting and does not otherwise participate therein.

         Section 3. 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote thereat consent in writing to the proposed action, and any action so taken without a meeting by the unanimous written consent of all stockholders entitled to vote thereon shall have the same effect as action taken at a stockholders' meeting by the unanimous vote of the stockholders.

                             ARTICLE IV - DIRECTORS

         Section 4.1. Election and Terms; Board Vacancies. Directors shall be elected by the stockholders at their annual meeting. Each director so elected shall hold office until the next annual stockholders' meeting or until his successor is elected and qualified, or until his earlier death, resignation, or removal. Vacancies on the Board of Directors, however occurring, including, but not limited to, vacancies arising from newly created directorships, may be filled only by a majority of the remaining directors, or by the sole remaining director, although less than a quorum; but if there is a complete vacancy upon the Board with no remaining director, the vacancies may be filled by the stockholders. Unless and until all Board vacancies are filled, any corporate action taken or authorized by a majority of the remaining directors at a meeting at which a quorum is present, or by the written consent of all remaining directors who would constitute a quorum if acting at a meeting, shall be valid and binding upon the Corporation, regardless of such unfilled vacancies.

         Section 4.2. Meetings of Directors. The directors shall meet at such times and places, within or without the State of Delaware, as the Board may from time to time determine. Any regular or special meeting of the Board may be called by the president or by the secretary upon two days, notice, oral or written, which notice, however, may be waived in writing by any director. The annual

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meeting of the Board of Directors shall be held immediately following the stockholders' annual meeting and at the same place; provided, however, that said meeting may be held on such other day, and at such other hour and at such other place, as may be determined by the written consent of all directors, or, in the absence of such consent, as may be designated in written notice sent by the president or by the secretary to each director at least two (2) days prior to the date specified in said notice, but the annual directors, meeting shall, in any event, be held within ninety (90) days after the annual meeting of the stockholders in each year if so demanded in writing by any director.

         Section 4.3. Quorum. A majority of the total number of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice; provided, however, that during any period in which there are one or more unfilled vacancies upon the Board, the remaining directors, although less than a majority of the total number of Board members, shall constitute a quorum for the transaction of business unless and until such vacancies are filled if, but only if, such remaining directors constitute at least one-third (1/3) of the total number of directors.

         Section 4.4. Waiver of Notice. Whenever written notice is required to be given to the members of the Board of Directors, written waiver thereof signed by a director (whether, in the case of notice of a meeting, the written waiver is signed before or after the meeting) shall be in all respects tantamount to notice. Attendance in person at any directors' meeting shall for all purposes constitute waiver of notice thereof unless the director attends the meeting for the sole purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened and unless he voices his objections at the beginning of the meeting and does not otherwise participate therein.

         Section 4.5. Meeting by Conference Telephone. Any meeting of the Board of Directors may be held by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other simultaneously. Participating in any meeting so conducted shall constitute presence at the meeting in person by all directors participating therein.

         Section 4.6. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the proposed action and if such written consent is filed in the Corporation's official minute book containing the minutes of all meetings and proceedings of the Board of Directors. Any action so taken with the unanimous written consent of all members of the Board of Directors shall have the same force and effect as action taken at a meeting of the Board of Directors by the unanimous vote of all Board members.

                              ARTICLE V - OFFICERS

         Section 5.1. Officers and Election Thereof. The officers of the Corporation shall be a president, a secretary, a treasurer, and such other officers and assistant officers, including, but not limited to, one or more vice-presidents, as the Board of Directors may from time to time deem necessary or advisable. Any number offices may be held by the same person. All officers shall be

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elected by the Board of Directors at its annual meeting, and the Board of
Directors shall also be empowered to fill all vacancies in office.

         Section 5.2. Term; Removal and Resignation. Each officer of the Corporation shall hold office until the next annual meeting of the Board of Directors and until his successor is elected and qualified, or until his earlier death, resignation, or removal; provided, however, that any officer elected by the Board of Directors may at any time, with or without cause, be removed by the affirmative vote of a majority of the total number of the Board. Any officer may resign by written notice to the Corporation.

                               ARTICLE VI - STOCK

         Section 6.1. Stock Certificates. The certificates for shares of the Corporation's capital stock shall be in such form as shall be determined from time to time by the Board of Directors. Each stock certificate shall have plainly stated on its face: the name of the Corporation, its state of incorporation, the name of the registered holder of such certificate, and the number and par value of the shares represented thereby, and any other matters required by law. Each certificate of stock shall be signed by the chairman of the Board of Directors, if any, or the president or a vice-president and by the secretary or assistant secretary or the treasurer or assistant treasurer. A record shall be maintained by the Corporation of the issuance and transfer of all shares of the Corporation's stock. Unless and until a transfer agent or registrar is designated by the Board of Directors, the issuance and the registration of transfers of stock shall be performed by the corporate officers. Each stock certificate shall also have conspicuously noted thereon any restriction on transfer contained in the Corporation's Certificate of Incorporation, or otherwise applicable to such certificate.

         Section 6.2. Registration of Transfer. Registration of stock transfers shall be made only upon the books of the Corporation upon due presentment to the Corporation of a stock certificate for registration of transfer of the shares evidenced thereby, accompanied by the written assignment thereof by the person in whose name the stock is registered or by his or her duly constituted attorney-in-fact. Prior to presentment for registration of transfer as aforesaid, the Corporation may, at its option, treat the registered owner of any shares of its stock as the owner-in-fact of such shares and as the person exclusively entitled to exercise and enjoy all rights, powers, and privileges of the owner thereof.

                            ARTICLE VII - RECORD DATE

         Section 7.1. Fixing Record Date for Determining Stockholders' Rights. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights or warrants, or to exercise any rights in respect of any change, conversion, or exchange of stock, or to participate in any other lawful corporate action, the Board of Directors may fix, in advance, a record date as of which such determination shall be made, which record date shall be not more than sixty (60) or less than ten (10) days prior to the date of any such consent, action, transaction, or event.


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                           ARTICLE VIII - FISCAL YEAR

         Section 8. 1. Fiscal Year. The fiscal year of the Corporation shall be fixed and may be changed from time to time by the Board of Directors.

                          ARTICLE IX - INDEMNIFICATION

         Section 9.1. Indemnification. The Corporation shall indemnify any person, his heirs, estate, and personal representative, against all expense, liability, costs, judgments, and claims whatsoever incurred or sustained by any such person by reason of the fact that he is or was an officer or director of this Corporation to the maximum extent permitted by law, and the Board of Directors may, but shall not be required to, purchase liability insurance.

                             ARTICLE X - AMENDMENTS

         Section 10.1. Amendments. These Bylaws may be amended or repealed by the stockholders and, as well, by the Board of Directors, but the authority of the Board of Directors to amend or repeal these Bylaws shall at all times be subject to the superior authority of the stockholders.

         ADOPTED by the Sole Incorporator as of the _______ day of October, 1994.




                               -------------------------------------------------
                               Larry G. Rapp, Sole Incorporator





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